Exhibit 4.2



                                    AGREEMENT


  THIS AGREEMENT made as of this _______ day of _______ 1997, between MIKE'S ORIGINAL, INC., a Delaware corporation with offices at 131 Jericho Turnpike, Jericho, New York 11753 (the "Company") and AMERICAN STOCK TRANSFER & TRUST COMPANY, with offices at 6201 15th Avenue, Brooklyn, New York 11219 (the "Warrant Agent").

                                  Introduction

  The Company (i) has determined to issue and deliver up to 1,006,250 common stock purchase warrants (the "IPO Warrants") evidencing the right of the holders thereof to purchase an aggregate of 1,006,250 shares of common stock, $0.001 par value of the Company (the "Common Stock"), which IPO Warrants are to be offered for sale to the public pursuant to a registration statement No. 333-21575 (the "Registration Statement") filed with the Securities and Exchange Commission; and
(ii) has determined to issue and deliver to IAR Securities Corp. ("IAR") an option (the "Representative's Purchase Option") evidencing, inter alia, the right of IAR and its permitted transferees as holders thereof to purchase up to 67,500 shares of common stock and 87,500 nonredeemable common stock purchase warrants (the "IAR Warrants") evidencing the right of the holder thereof to purchase an aggregate of 87,500 shares of Common Stock. The IPO Warrants and the IAR Warrants are hereinafter referred to as the "Warrants". The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants. The Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.

  All acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligation of the Company, and to authorize the execution and delivery of this Agreement.

  NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                          Appointment of Warrant Agent

  The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.


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                                   ARTICLE II

                     Warrants, Form of Warrants, Execution,
                  Countersignature and Registration of Warrants

  2.01. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto (the "Warrant Certificate"), shall be signed by, or bear the facsimile signature of, the President or any Vice President and by the Secretary of the Company and shall bear a facsimile of the Company's seal. The Warrant Certificate may also bear such letters, marks of identification, legends, designations, summaries and endorsements as the Company may deem appropriate and as are not inconsistent with this Agreement, or in any particular case as may be required in the opinion of counsel to the Company. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to be President or Secretary of the Company before such Warrant Certificate is issued, it may be issued with the same effect as if she had not ceased to be such at the date of issuance. No Warrant Certificate may be exercised until it has been countersigned by the Warrant Agent as provided in Section 2.03 hereof.

  2.02. Warrant Valid Only If Countersigned. Unless and until manually countersigned by the Warrant Agent and dated the date of countersignature pursuant to this Agreement, a Warrant Certificate shall be invalid and of no effect.

  2.03. Countersignature. The Warrant Agent shall countersign a Warrant Certificate only (i) if the Warrant Certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided, or (ii) if the Company instructs the Warrant Agent to do so.

  2.04.   Registration.

  2.04.1 The Warrant Agent shall maintain books (the "Warrant Register") for the registration of original issuance and the registration of transfer of the Warrant Certificates. Upon the initial issuance of the Warrant Certificates, the Warrant Agent shall issue and register the Warrant Certificates in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

  2.04.2 Prior to due presentment for registration of transfer of any Warrant Certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant Certificate shall be registered upon the Warrant Register (the "Holder" or the "registered holder") as the absolute owner of such Warrant Certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant

Agent shall be affected by any notice to the contrary and shall not be required to recognize any equitable or other claim to or interest in such Warrant Certificate on the part of any other person, and shall not be liable for any registration or transfer of Warrant Certificates which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

                                  ARTICLE III

                          Term and Exercise of Warrants

  3.01. Warrant Price. Each Warrant Certificate shall, when signed by the proper officers of the Company and countersigned and dated by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant Certificate and of this Warrant Agreement, to purchase from the Company up to the number of shares (the "Warrant Shares") of Common Stock stated therein, at the price of $6.00 per share in the case of the IPO Warrants and at the price of $7.20 per share in the case of the IAR Warrants, subject to the adjustments provided in Article IV hereof. The term "Warrant Price" as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised, reflecting all appropriate adjustments made in accordance with Article IV hereof.

  3.02. Duration of Warrants. An IPO Warrant may be exercised only during the period (the "IPO Exercise Period") commencing on the effective date (the "Effective Date") of the Registration Statement, and ending at 5:00 p.m. New York City time on the date which is the earlier of (i) the third anniversary of the Effective Date, or (ii) the date fixed for redemption of such Warrant as provided in Article VI of this Agreement (in each such case, the "IPO Expiration

Date"). The IAR Warrants may be exercised only during the period (the "IAR Exercise Period") commencing on the first anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date (the "IAR Warrant Expiration Date"). Each Warrant not exercised on or before the applicable
Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by extending the applicable Expiration Date upon written notice to holders of the Warrants.

  3.03.  Exercise of Warrants.

  3.03.1 A Warrant Certificate, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant Certificate and in substantially the form of Exhibit A hereto, duly executed with signature guaranteed by an eligible guarantor institution. These institutions (commercial banks, member firms of a national securities exchange, savings and loans and thrifts) qualify as long as the guarantor is a member of The Securities Transfer Agent Medallion Program or any other industry recognized program and by paying in full, in lawful money of the United States, in cash, certified check or bank draft payable to the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

  3.03.2 As soon as practicable after the exercise of any Warrant, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.

  3.03.3 All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued.

  3.03.4 Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

  3.03.5 If, upon the exercise of any Warrant (other than an IAR Warrant, as to which this subsection shall not apply), after the first anniversary of the Effective Date, (i) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise (by delivery of the Prospectus or as otherwise required by applicable law, rule or regulation), and
(ii) the solicitation of the exercise of the Warrant was not in violation of rules 100-105 of Regulation M (as such rules, or any successor rule as may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934 and is otherwise in compliance with any applicable rules and regulations of NASD, then the Company shall forthwith pay from the proceeds received upon exercise of the Warrant(s), a fee of % of the Warrant Price to IAR. Within five days after exercise, the Warrant Agent shall send IAR a copy of the reverse side of each Warrant exercised. IAR and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this Section may not be modified, amended or deleted without the prior written consent of IAR.

   3.04. Disposition of Proceeds. Upon the exercise of any Warrant, the Warrant Agent shall promptly forward all funds received by it for the purchase of Warrant Shares to the Company.

                                   ARTICLE IV

                                   Adjustments

  4.01. Stock Dividends--Split-Ups. If after the date hereof the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, or the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock, reverse stock split or other similar event, then, on the date following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, or whom are affected by such split-up, consolidation, combination, reclassification or other similar event, the Warrant Price in effect immediately after the record date of such dividend or distribution or the effective date of any such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Warrant exercised after such time shall be entitled to receive the aggregate number of shares which, if such Warrant had been exercised prior to any such event, the registered holder would have owned upon such exercise and would have been entitled to receive by virtue of such event. Such adjustment shall be made successively whenever any such event specified above shall occur.

  4.02. Adjustment to Number of Shares. Upon each adjustment of the Warrant Price pursuant to Section 4.01, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect immediately after such adjustment.

  4.03. Reorganization, etc. If after the date hereof any capital reorganization or reclassification (other than pursuant to Section 4.01 hereof) of the Common Stock of the Company, or consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion or exchange of such outstanding shares into shares of other stock or other securities or property), or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrants had such exercise occurred in full prior to such reorganization, reclassification, consolidation, merger, or sale. In such event appropriate provision shall be made with respect to the rights and interests of the Warrant Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant Holders such shares of stock, securities, or assets as, in accordance with the foregoing provision, such Holders may be entitled to purchase. In the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for total liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives notice to each Holder that such sale or conveyance or other transfer has been consummated.

  4.04. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall promptly cause a similar notice to be mailed to each Holder of Warrants. Upon the occurrence of any event above specified in this Article IV, the Company shall give notice to the Warrant Agent and each Holder of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities, or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein shall not affect the legality or validity of such event.

  4.05. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this
Article IV, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest, determined as follows:

  4.05.1. If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price regular way of the Common Stock on such exchange. If the Common Stock is not listed on a national securities exchange or admitted to unlisted trading privileges on such exchange but is listed for trading on the NASDAQ Automated Quotation System, the current value shall be the closing bid quotation on NASDAQ on the last business day prior to the date of exercise of the Warrant.

  4.05.2. If the Common Stock is not listed or admitted as above described, the current value shall be the mean of the last reported bid and asked prices reported by first, the OTC Bulletin Board, or if the Common Stock is not listed or admitted for trading on the OTC Bulletin Board, second, the National
Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant.

  4.05.3. If the Common Stock is not so listed or admitted as above described and bid and asked prices are not so last reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

  4.06. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Article IV or Article IX hereof, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

  4.07. Limitations. No adjustment of the Warrant Price shall be made as a result of or in connection with (i) the issuance of Common Stock pursuant to options, warrants, and stock purchase agreements outstanding or in effect on the date hereof and as set forth on Schedule 1 hereto, or issuable pursuant to agreements for the issuance thereof described in the Registration Statement;
(ii) the granting of additional options or warrants by separate agreements or pursuant to the 1995 Long-Term Incentive Plan and/or the 1996 Non-Qualified Stock Option Plan of the Company as currently in effect or as hereafter modified, renewed, or extended, or the issuance of Common Stock of the Company upon exercise of any such options or warrants described in the Registration

Statement;  (iii) the issuance of Common Stock of the Company in connection with
(a) the IPO Warrants, the Representative's Purchase Option and/or the IAR Warrants or (b) compensation arrangements with officers, employees, or agents of the Company or any subsidiary described in the Registration Statement, (iv) the issuance of Common Stock in connection with the conversion of any other securities of the Company currently issued and outstanding or hereafter issued or issuable pursuant to agreements for the issuance thereof described in the Registration Statement into shares of Common Stock or other securities of the Company pursuant to any conversion or exercise privileges attached thereto or contained therein, or (v) any other circumstances other than those set forth in
Section 4.01 hereof.

                                    ARTICLE V

                        Transfer and Exchange of Warrants

  5.01. Registration Procedure. The Warrant Certificates shall be transferable only on the books of the Company maintained at the principal office of the Warrant Agent in New York, New York upon delivery thereof duly endorsed by the registered holder or to his order, or duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or trust company located in the United States or a member of the NASD. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, by such attorney-in-fact, shall be deposited and remain with the Warrant Agent. In case of transfer of executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Warrants so transferred shall be issued, a new Warrant Certificate representing the balance of the Warrants not so transferred shall be issued, and the original Warrant Certificate which is the subject of such transfers shall be canceled by the Warrant Agent. The Warrant Certificate so canceled shall be delivered by the Warrant Agent to the Company upon request.

  5.02. Cancellation and Surrender. Warrant Certificates may be surrendered to the Warrant Agent together with a request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant Certificates as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and issue a new Warrant Certificate in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

  5.02.1. No service charge shall be made for any exchange or registration of transfer of Warrants.

  5.02.2. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrant Certificate required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.


                                   ARTICLE VI

                                   Redemption

  6.01. Redemption. The IPO Warrants, but not the IAR Warrants, may be redeemed prior to the Expiration Date, at the option of the Company, with the consent of IAR with respect to any notice of redemption given during the twelve (12) month period following the Effective Date, upon written notice as provided in Section
6.02 below and notice to IAR, which notice to IAR shall be given concurrently with the Company's decision to deliver notices to Noteholders provided for in
Section 6.02 below, as a whole at any time or in part from time to time, by lot, in any proportion as the Company in its sole discretion shall determine, at the office of the Warrant Agent, upon notice as below provided, at the price of $.01 per Warrant (the "IPO Redemption Price"), provided, (i) the closing bid quotation of the Common Stock as quoted by the OTC Bulletin Board; (ii) the last reported sale price, regular way, or if no such reported sale has occurred on any such day, the average of the closing bid and asked prices, regular way, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if not so quoted or reported, the average of the bid and asked prices as furnished by two members of the NASD selected for that purpose, in any such case has been at least one hundred thirty percent (130%) of the then exercise Warrant Price of the IPO Warrants on each of the twenty (20) consecutive trading days ending on the third (3rd) day prior to the day on which notice is given (the "Closing Price").


  6.02. Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all or any part of the IPO Warrants, the Company shall fix a date for the redemption (the "Redemption Date") not more than sixty (60) days and not less than thirty (30) days following the date upon which notice is given to the registered holders of the IPO Warrants to be redeemed, at their respective addresses then appearing on the registration books. Nothing herein shall limit the rights of registered holders to exercise the IPO Warrants in accordance with Article III of this Agreement at any time prior to the date fixed for redemption. Written notice by first class mail shall be given by the Company to all Holders of IPO Warrant Certificates, as the case may be, to be redeemed by the Warrant Agent not more than sixty (60) days and not less than thirty (30) days prior to the Redemption Date. Each such notice of redemption will specify the Redemption Date and the Redemption Price. The notice will state that payment of the Redemption Price will be made by the Warrant Agent upon presentation and surrender of the IPO Warrant Certificates representing such IPO Warrants to the Warrant Agent at its principal office, and will also state that the right to exercise the IPO Warrants will terminate at 5:00 p.m., New York City time, on the Redemption Date. Failure to mail the notice of redemption to any Holder or any defect therein, however, shall not affect the validity of the redemption of the remaining IPO Warrants. The Company will also make prompt public announcement of such redemption by news release.

  6.03. Payment of Redemption Price. On or prior to the opening of business on the Redemption Date (as defined in Section 6.01 hereof), the Company shall deposit with the Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to purchase all the IPO Warrants which are to be redeemed. Payment of the Redemption Price shall be made by the Warrant Agent upon presentation and surrender of the Warrant Certificates representing such IPO Warrants to the Warrant Agent at its principal office.

 6.04. Limited Redemption Rights. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Article VI shall apply to or include the IAR Warrants, which IAR Warrants shall not be redeemable hereunder.

                                   ARTICLE VII

                          Other Provisions Relating to
                          Rights of Holders of Warrants

  7.01. No Rights as Stockholder Conferred by Warrants. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

  7.02. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as the Company may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

  7.03. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants covered by this Agreement.

  7.04 Registration of Common Stock. Prior to the commencement of the Exercise Period, the Company shall have the Registration Statement on file with the Securities and Exchange Commission for the registration of the Common Stock issuable upon exercise of the Warrants, and shall use good faith efforts with due diligence to maintain such Registration Statement current, until the expiration of the Warrants in accordance with the provisions of this Agreement, whether by filing an appropriate post-effective amendment thereto or otherwise.

                                  ARTICLE VIII

                 Concerning the Warrant Agent and Other Matters

  8.01. Payment of Taxes. The Company will from time to time pay on or before the due date therefor, all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

  8.02.  Resignation, Consolidation, or
            Merger of Warrant Agent.

  8.02.1. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after receiving notification of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent.

  8.02.2. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed. The predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder and the successor Warrant Agent shall execute and deliver an instrument accepting the same. Upon request of any successor Warrant Agent, the Company and the predecessor Warrant Agent shall make, execute, acknowledge, and deliver any and all instruments in writing in order to more fully and effectually vest in and confirm to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

  8.02.3. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

  8.02.4. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party may be the successor Warrant Agent under this Agreement upon delivery to the Company of an agreement whereby such successor shall assume all obligations of the Warrant Agent hereunder.

  8.03.  Fees and Expenses of Warrant Agent.

  8.03.1 The Company shall pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will promptly reimburse the Warrant Agent for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

  8.03.2 The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

  8.04.  Liability of Warrant Agent.

  8.04.1 Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

  8.04.2 The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

  8.04.3 The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Article IV or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment, nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be validly issued and fully paid and nonassessable.

  8.05. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and remit to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

  8.06. Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

                                   ARTICLE IX

                            Miscellaneous Provisions

  9.01. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and permitted assigns.

  9.02. Notices. Any notice, statement or demand or other communication authorized or permitted by this Agreement shall be in writing and signed and shall be deemed given or made as and when sent by registered or certified mail, postage prepaid addressed to the parties at their above addresses or such other address as a party may hereafter specify in the manner for the giving of notice herein.

  9.03. Applicable Law: Amendment. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without regard to its conflicts of laws principles. This Agreement and the Warrants may be amended only in writing. The Warrant Agent may, without the consent or concurrence of any Holder, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall reasonably believe (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained;
(ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrant Certificates.

  9.04. Persons having rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, as the context implies, IAR, any right, remedy, or claim under or by reasons of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holder of the Warrants.

  9.05. Examination of Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

  9.06. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

  9.07. Effect of Headings. The Article and Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                                        MIKE'S ORIGINAL, INC.

                                        By:  _______________________________
                                             Michael Rosen
                                             President

                                        AMERICAN STOCK TRANSFER &  TRUST
                                        COMPANY

                                        By:  ________________________________
                                        Name:
                                        Title: